AMENDMENT TO CUSTODY AGREEMENT

This Amendment is made and entered into as of the 22 day of December, 2022 (the “Effective Date”) by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY Mellon”), and GLOBAL X FUNDS, a Delaware statutory trust, on behalf of itself, its Series, as defined below, (“Customer”). BNY Mellon and Customer are collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Customer and BNY Mellon are parties to that certain Custody Agreement dated as of September 27, 2022 (the “Agreement”), pursuant to which Customer has appointed BNY Mellon as the custodian of certain of its assets and BNY Mellon provides for the portfolios identified on Appendix I thereto (each, a “Series”) the services described therein; and

WHEREAS, Customer wishes to appoint BNY Mellon as the custodian of certain of its assets with respect to certain additional Series hereafter identified to BNY Mellon on Appendix I, and BNY Mellon is willing to provide such services on the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.The Agreement is hereby amended as of the Effective Date by adding the following Series, each as a party to the Agreement:

Series
Global X Emerging Markets ETF
Global X Emerging Markets Great Consumer ETF

2.The Agreement is hereby amended as of the Effective Date by deleting Appendix I of the Agreement in its entirety and replacing it with Appendix I as attached hereto.

3.Customer and BNY Mellon hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

4.Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement.

6.The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON	GLOBAL X FUNDS, on behalf of itself and
each Series listed on Appendix I

By: /s/ Nicole Fouron	By: /s/ John Belanger
Name: Nicole Fouron	Name: John Belanger
Title: Managing Director	Title: COO
Date: 12-22-2022	Date: 12.22.2022

Address for Notice:	Address for Notice:
THE BANK OF NEW YORK MELLON	Global X Funds
500 Grant Street	605 3rd Avenue, 43rd Floor
Pittsburgh, PA 15258	New York, NY 10158
Attention: Asset Servicing	Attention: Legal

APPENDIX I

Series

Global X Russell 2000 Covered Call & Growth ETF

Global X Financials Covered Call & Growth ETF

Global X Health Care Covered Call & Growth ETF

Global X Information Technology Covered Call & Growth ETF

Global X Emerging Markets ETF

Global X Emerging Markets Great Consumer ETF